EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information

                         100 William Street, 15th Floor
                               New York, NY 10038

                            USA Tel: (212) 269-6300
                              Fax: (212) 771-6445


November 6, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re:  Van Kampen Focus Portfolios
              Forbes CommTech Index Portfolio, Series 1
              Morgan Stanley U.S. Multinational 50 Index Portfolio, Series 6A Morgan Stanley U.S. Multinational 50 Index Portfolio, Series 6B Software Portfolio, Series 6A and
              Software Portfolio, Series 6B
              (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-48046


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations